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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                            ______________________


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported)   April 18, 1998
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                           CITIZENS FINANCIAL CORP.
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            (Exact name of registrant as specified in its charter)


      DELAWARE                     2-96144               55-0666598
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(State of other jurisdiction    (Commission File        (IRS Employer
of incorporation)               Number)              Identification #)


   211 Third Street; Elkins, West Virginia              26241
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 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (304) 636-4095
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     At its annual meeting of shareholders on April 18, 1998, Citizens Financial Corp.'s shareholders approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from one million two hundred fifty thousand (1,250,000) to two million two hundred fifty thousand (2,250,000), the par value per share remaining two dollars ($2.00). This amendment is intended to assure that an adequate supply of authorized, unissued shares is available for general corporate purposes. Currently there are no specific plans for the use of such stock, however.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CITIZENS FINANCIAL CORP.



       4/21/98                            By /s/ Thomas K. Derbyshire
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        Date                                 Thomas K. Derbyshire
                                             Treasurer